CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 20, 2003, relating to the financial statements and financial highlights which appears in the September 30, 2003 Annual Report to Shareholders of Profit Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Comparison of Other Service Providers" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
August 27, 2004